UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 E. Yanonali, Suite 36

Santa Barbara, CA 93101

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2021, SunHydrogen, Inc. (the “Company”) entered into redemption agreements with Timothy Young, the Company’s chief executive officer, Mark Richardson, a director of the Company, and with a consultant of the Company. Pursuant to the redemption agreements, the Company agreed to redeem an aggregate of 13,146,826 options to purchase shares of common stock of the Company (including 7,886,435 options held by Mr. Young with an exercise price of $0.0099, 2,628,812 options held by Mr. Richardson with an exercise price of $0.0099, and 2,631,579 options held by a consultant with an exercise price of $0.01) for a redemption price of $0.0951 per option (with respect to the options held by Mr. Young and Mr. Richardson) or $0.095 per option (with respect to the options held by a consultant). The option redemptions are being completed in accordance with the use of proceeds disclosed in the Company’s prospectus supplement filed with the Securities and Exchange Commission on February 26, 2021.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit
10.1	Form of Redemption Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: March 8, 2021	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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